EXHIBIT 1.2

                              ARTICLES OF AMENDMENT
                         TO ARTICLES OF INCORPORATION OF
                                 HX FUNDS, INC.

             The undersigned officer of HX FUNDS, INC., a corporation duly organized and existing under the Maryland General Corporation Law (the "Corporation"), does hereby certify:

             FIRST:  That the name of the Corporation is HX FUNDS, INC.

             SECOND: That Article I of the Corporation's Articles of Incorporation is amended in its entirety to read as follows:

                                    ARTICLE I

             The name of the corporation (hereinafter called
        "Corporation") is:

                             VAN WAGONER FUNDS, INC.

             THIRD: That the amendment to the Corporation's Articles of Incorporation (the "Amendment") was approved by a majority of the entire Board of Directors of the Corporation.

             FOURTH: That the Amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

             FIFTH: That the Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

             IN WITNESS WHEREOF, the undersigned officer of the Corporation who executed the foregoing Articles of Amendment hereby acknowledges the same to be his act and further acknowledges that, to the best of his knowledge, information and belief, the matters set forth herein are true in all material respects under the penalties for perjury.

             Dated this 29th day of November, 1995.

                                      HX FUNDS, INC.

                                      By:  /s/  Randy M. Pavlick
                                           Randy M. Pavlick
                                           President



                                 Attest:   /s/  Miriam M. Allison
                                           Miriam M. Allison
                                           Secretary